Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The terms “Group” or “RELX” refer collectively, to RELX PLC and its subsidiaries, associates and joint ventures. For dates and periods ended before the corporate simplification on September 8, 2018, such terms refer collectively to RELX PLC, RELX NV, RELX Group plc and its subsidiaries, associates and joint ventures.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-197580),

(2)	Registration Statement (Form S-8 No. 333-191419),

(3)	Registration Statement (Form S-8 No. 333-167058),

(4)	Registration Statement (Form S-8 No. 333-227636), and

(5)	Registration Statement (Form S-8 No. 333-143605);

our reports dated February 9, 2022, with respect to the consolidated financial statements of the Group, and the effectiveness of internal control over financial reporting of the Group, included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

London, United Kingdom

February 17, 2022